Item 13(b)

EX-99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-

Oxley Act

I, Frank Waterhouse, Treasurer, Principal Accounting Officer, Principal Financial Officer, and Principal Executive Officer of Highland

Income Fund (the "Registrant"), certify that:

1.This Form N-CSR of the Registrant (the "Report") fully complies with the requirements of

Section 13(a) or 15(d) of the

Securities Exchange Act of 1934, as amended; and

2.The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By: /s/ Frank Waterhouse

Frank Waterhouse

Treasurer, Principal Accounting Officer, Principal

Financial Officer, and Principal Executive Officer

Date: April 10, 2020